Notice of Guaranteed Delivery

                                       to

                   Tender Common Shares of Beneficial Interest

                                       of

             First Union Real Estate Equity and Mortgage Investments

                                       to

                               FUR Investors, LLC

      This notice of guaranteed delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to National City Bank (the "depositary") on or prior to the expiration date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                               National City Bank

By Registered Mail:                                   By Hand:                    By Overnight Courier:

National City Bank                        c/o The Depository Trust Company        National City Bank
Corporate Actions Processing Center       Transfer Agent Drop Service             Corporate Actions Processing Center
P.O. Box 859208                           55 Water Street                         161 Bay State Drive
161 Bay State Drive                       Jeanette Park Entrance                  Braintree, MA 02184
Braintree, MA 02185-9208                  New York, NY 10041

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (216) 257-8508

                      Confirm Facsimile by Telephone Only:
                        (For Eligible Institutions Only)
                                 (800) 622-6757

      Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery to the depositary.

      This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of transmittal.

              The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

      The undersigned hereby tender(s) to FUR Investors, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 1, 2003 (the "Offer to Purchase"), and in the related letter of transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of common shares of beneficial interest, par value $1.00 per share (the "shares"), of First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, indicated below pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

--------------------------------------------------------------------------------

Number of Tendered Shares: _____________________________________________________

________________________________________________________________________________

Certificate No.(s) (if available):

________________________________________________________________________________

________________________________________________________________________________

Check box if shares will be tendered by book-entry transfer: |_|

Name of Tendering Institution: _________________________________________________

The Depositary Trust Company Account Number: ___________________________________

Dated: __________________________________________________________________, 200__

Name(s) of Record Holder(s):

________________________________________________________________________________

________________________________________________________________________________
                                 (Please Print)

Address(es): ___________________________________________________________________

________________________________________________________________________________
                                   (Zip Code)

Area Code and Telephone No.(s): ________________________________________________

________________________________________________________________________________

                                    SIGN HERE

Signature(s): __________________________________________________________________

________________________________________________________________________________

--------------------------------------------------------------------------------

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (1) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act,
(2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the depositary either the certificates evidencing all tendered shares, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in either case, together with the letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three business days after the date hereof.

      The eligible guarantor institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and share certificates to the depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

--------------------------------------------------------------------------------

Name of Firm: __________________________________________________________________

________________________________________________________________________________
                             (Authorized Signature)

Address: _______________________________________________________________________

________________________________________________________________________________
                                   (Zip Code)

Title: _________________________________________________________________________

Name: __________________________________________________________________________
                             (Please Print or Type)

Area Code and Telephone No.: ___________________________________________________

Dated: ________________________________, 200__

--------------------------------------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.